    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 31, 1999



                                                      REGISTRATION NO. 333-84861

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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                 PRE-EFFECTIVE


                                AMENDMENT NO. 1


                                       TO

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                          PILGRIM'S PRIDE CORPORATION
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                      75-1285071
       (State or other jurisdiction of                        (I.R.S. Employer
        incorporation or organization)                     Identification Number)

                                110 SOUTH TEXAS
                          PITTSBURG, TEXAS 75686-0093
                                 (903) 855-1000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                               RICHARD A. COGDILL
   EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER, SECRETARY AND TREASURER
                                110 SOUTH TEXAS
                          PITTSBURG, TEXAS 75686-0093
                                 (903) 855-1000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                With a copy to:
                                 ALAN G. HARVEY
                                BAKER & MCKENZIE
                                2001 ROSS AVENUE
                                   SUITE 4500
                              DALLAS, TEXAS 75201
                                 (214) 978-3000
                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following sets forth the best estimate of the Registrant as to its anticipated expenses and costs (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby (except for the SEC registration fee, all amounts are estimates):

  Commission Registration Fee...............................   $111,200
  Printing and Engraving Expenses...........................    150,000
  Legal Fees and Expenses...................................    200,000
  Accounting Fees and Expenses..............................    200,000
  Blue Sky Fees and Expenses................................     35,000
  Trustee's Fees and Expenses...............................     30,000
  Miscellaneous.............................................    173,800
                                                               --------
          Total.............................................   $900,000
                                                               ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Amended and Restated Corporate Bylaws of the Registrant provide that the Registrant shall indemnify and hold harmless any present or former officer or director or any officer or director who is or was serving at the request of the Registrant as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, trust, employee benefit plan or other enterprise, from and against fines, judgments, penalties, amounts paid in settlement and reasonable expenses actually incurred by such person in connection with any suit to which they were or are made, or are threatened to be made, a party, or to which they are a witness without being named a party, if it is determined that he acted in good faith and reasonably believed (i) in the case of conduct in his official capacity on behalf of the Registrant, that his conduct was in the Registrant's best interests, (ii) in all other cases, that his conduct was not opposed to the best interests of the Registrant, and (iii) with respect to any criminal action, that he had no reasonable cause to believe his conduct was unlawful; provided, however, that in the event a determination is made that such person is liable to the Registrant or is found liable on the basis that a personal benefit was improperly received by such person, the indemnification is limited to reasonable expenses actually incurred by such person in connection with the suit and shall not be made in respect of any suit in which such person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Registrant.

     Pursuant to Section 145 of the General Corporation Law of the State of Delaware ("Delaware Code"), the Registrant generally has the power to indemnify its present and former directors, officers, employees and agents against expenses, judgments, fines and amounts paid in settlement incurred by them in connection with any suit (other than a suit by or in the right of the Registrant) to which they are, or are threatened to be made, a party by reason of their serving in such positions, or is or was serving at the Registrant's request in such positions for another corporation, partnership, joint venture, trust or other enterprise, so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. Section 145 of the Delaware Code further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its present and former directors, officers, employees and agents against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made with respect to any claim, issue or matter as to which such person has been adjudged liable to the corporation unless the Court of Chancery or the court in which such action or suit was brought approves such indemnification. The statute also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     According to the Amended and Restated Corporate Bylaws of the Registrant and Section 145 of the Delaware Code, the Registrant has the power to purchase and maintain insurance for its present and former directors, officers, employees and agents.

     The above discussion of the Registrant's Amended and Restated Corporate Bylaws and of Section 145 of the Delaware Code is not intended to be exhaustive and is qualified in its entirety by such Amended and Restated Corporate Bylaws and the Delaware Code.

ITEM 16. EXHIBITS.


         *1.1            -- Form of Underwriting Agreement
         *4.1            -- Form of Certificate of Designations of Preferred Stock
          4.2            -- Form of Indenture
         *4.3            -- Form of Debt Securities
         *5.1            -- Legal Opinion of Baker & McKenzie
        +12.1            -- Statement regarding computation of ratios
        *23.1            -- Consent of Baker & McKenzie (included in Exhibit 5.1)
        +23.2            -- Consent of Ernst & Young LLP
        +24.1            -- Powers of Attorney (included on page II-4)
        *25.1            -- Statement of eligibility of trustee on Form T-1

     EXHIBIT NUMBER                              DESCRIPTION
     --------------                              -----------

---------------

* To be filed by amendment or by a Current Report on Form 8-K pursuant to Item 601 of Regulation S-K.

+  Previously filed.

ITEM 17. UNDERTAKINGS.

     (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be determined to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (d)(1)(i) and (d)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (e) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburg, State of Texas, on the 31st day of August, 1999.


                                            PILGRIM'S PRIDE CORPORATION

                                            By:   /s/ RICHARD A. COGDILL
                                              ----------------------------------
                                                     Richard A. Cogdill,
                                                  Executive Vice President,
                                                   Chief Financial Officer,
                                              Secretary, Treasurer, and Director


     In accordance with the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates stated.



                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

              /s/ LONNIE "BO" PILGRIM*                 Chairman, Board of Directors     August 31, 1999
-----------------------------------------------------    (Principal Executive Officer)
                 Lonnie "Bo" Pilgrim

               /s/ CLIFFORD E. BUTLER*                 Vice Chairman, Board of          August 31, 1999
-----------------------------------------------------    Directors
                 Clifford E. Butler

                /s/ DAVID VAN HOOSE*                   Chief Executive Officer,         August 31, 1999
-----------------------------------------------------    President, Chief Operating
                   David Van Hoose                       Officer and Director

               /s/ RICHARD A. COGDILL                  Executive Vice President, Chief  August 31, 1999
-----------------------------------------------------    Financial Officer, Secretary,
                 Richard A. Cogdill                      Treasurer and Director
                                                         (Principal Financial and
                                                         Accounting Officer)

               /s/ LONNIE KEN PILGRIM*                 Senior Vice President,           August 31, 1999
-----------------------------------------------------    Transportation and Director
                 Lonnie Ken Pilgrim

                /s/ CHARLES L. BLACK*                  Director                         August 31, 1999
-----------------------------------------------------
                  Charles L. Black

                                                       Director                          August  , 1999
-----------------------------------------------------
                Robert E. Hilgenfeld

                                                       Director                          August  , 1999
-----------------------------------------------------
                   Vance C. Miller

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                                                       Director                          August  , 1999
-----------------------------------------------------
                James G. Vetter, Jr.

                                                       Director                          August  , 1999
-----------------------------------------------------
                Donald L. Wass, Ph.D.


By:    /s/ RICHARD A. COGDILL

    --------------------------------

           Richard A. Cogdill


            Attorney-in-fact

         INDEX TO EXHIBITS


        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          *1.1           -- Form of Underwriting Agreement
          *4.1           -- Form of Certificate of Designations of Preferred Stock
           4.2           -- Form of Indenture
          *4.3           -- Form of Debt Securities
          *5.1           -- Legal Opinion of Baker & McKenzie
         +12.1           -- Statement regarding computation of ratios
         *23.1           -- Consent of Baker & McKenzie (included in Exhibit 5.1)
         +23.2           -- Consent of Ernst & Young LLP
         +24.1           -- Powers of Attorney (included on page II-4)
         *25.1           -- Statement of eligibility of trustee on Form T-1


---------------

* To be filed by amendment or by a Current Report on Form 8-K pursuant to Item 601 of Regulation S-K.


+ Previously filed.